UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

SWITCH & DATA FACILITIES COMPANY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Switch & Data Facilities Company, Inc.

Outline of “Town Hall” Meeting with Employees

Keith Olsen, Chief Executive Officer and President

Equinix, Inc. is buying us because:

1.	We announced yesterday that Switch and Data has entered into an agreement with Equinix under which Equinix will acquire our company.

a.	Until this transaction closes, which could take approximately 4 – 5 months, we will continue to compete with them and every other data center provider in our markets.

2.	Both companies are currently operating in a market where demand is growing faster than supply.

a.	It seems like we just opened North Bergen - and at the time this site seemed huge, far and away the largest project we had undertaken - and already phase I is 95% sold. That’s almost 1,000 cabinets sold in a one year in one site – the type of performance we couldn’t have dreamed of a few years ago.

b.	In the past when we needed to grow we bought companies and rolled their staff and sites into our organization. Equinix is doing the same and assets like many of our talented employees, 34 network dense sites, and 1,000 satisfied and growing customers give them a significant engine to drive their future growth.

3.	This transaction should help both companies’ customers respond to two broad market trends: (1) businesses are aggregating and distributing information near population centers to reduce latency and (2) the increasing integration of global markets is compelling companies to develop worldwide strategies for their digital assets and applications.

a.	These trends plus the rapid growth of IP traffic are some of the chief reasons that we are operating in a market where the demand for data center services is growing faster than the supply.

b.	Combining the companies gives Equinix customers broader access to local markets for their network edge deployments, and Switch and Data customers a comprehensive solution for their global data center needs.

i.	We give them sites in 16 new markets in North America and additional capacity in several more like Dallas and New Jersey where Equinix is approaching capacity.

ii.	They give us access to:

1.	11 new global markets such as:

a.	Amsterdam, Frankfurt, London, Paris, and Zurich in Europe.

b.	Hong Kong, Singapore, Sydney, and Tokyo in Asia.

2.	New capacity in major markets such as Chicago and Los Angeles where our sites are full.

c.	The customers of both companies will benefit from a stronger product portfolio and capacity pipeline in a market where demand continues to outpace supply.

4.	Our companies fit well together

a.	In addition to the site capacity synergies, we are both companies with a fanatical commitment to customer satisfaction.

i.	Customer compliments of Switch and Data’s performance.

b.	Our great reputation for operational excellence in our sites makes us an attractive partner to another technical leader like Equinix.

c.	Our companies’ familiarity with each other’s business models and similar product sets also mean our two businesses should be easy to integrate with the minimum impact to our customers.

5.	Our remarkable journey. You may have seen our recent CEO letter on our history, here is a recap.

a.	In the 1990s, deregulation in the telecommunication industry…

b.	Acquisitions played a big part.

c.	In 2003, the PAIX acquisition became a transformational step, improving our site footprints, carrier densities and portfolio of services, adding scale, dimension and scope.

d.	Our strategic plan concentrates the majority of our resources in top markets and high-growth customer sets with an investment strategy that increases mindshare, drives scale and improves revenue velocity.

e.	This helped build Switch and Data into a sustainable organic growth company – improving our results from the low single digits to north of 20% five years.

f.	We launched our IPO (initial public offering) in early 2007. This was a defining moment and a most important milestone in our remarkable journey.

g.	We have every reason to be proud of how far and how well we have traveled. Switch and Data started with a handful of employees and one data center.

i.	We now employ 360 associates and operate 34 sites that aggregate and distribute worldwide digital content and commerce.

ii.	Today, PAIX traffic exceeds the U.S. commercial exchange market growth and we are the fastest growing U.S. exchange provider.

iii.	Last year we added almost 60% to our product capacities in our top markets.

iv.	Since our IPO we have had ten consecutive quarters of revenue and EBITDA growth.

v.	These are all exceptional achievements and markers of our success to date.

h.	We will need to evolve and adapt to continue our success.

i.	The industry we serve continues to expand in the scale of its needs and the geographic scope of its reach.

i.	Our customers are now the leaders in the global technology industry – the Microsofts, Googles, Akamais and Adobes of the world. They speak to the value of our sites and our people.

ii.	We are now also competing for business with the leading brands in global technology services like the AT&Ts, IBMs, Level 3s, and EDSs of the world.

iii.	By creating a company with $1 billion in revenue and operations on 3 continents we evolving our business to be better able to serve our customers and compete on this larger global stage.

6.	As a measure of the value they see in our business, Equinix is buying us when our stock is trading near its 52-week high. What we have built is valuable to our customers and valuable to them going forward, and Equinix is paying a premium for our business.

a.	We should be proud of what we have all built.

b.	Our value is embodied in:

i.	Our people.

ii.	The services we provide.

iii.	The strong customer relationships we have built over the years.

George Pollock, Jr., Senior Vice President and Chief Financial Officer

1.	Capital intensive business, the new class of site we are building cost over $100 million each.

2.	We have $150 million of debt on our books and could probably add another $200 million or $300 million, but that’s only 2 or 3 sites and we need to be building in many locations right now to keep up with demand.

3.	A great way to solve this financing Rubik’s Cube is to combine forces with a company that has significant capacities in important markets where we are sold out, and moves us into many more markets outside North America.

4.	Value created for shareholders.

Clayton Mynard, Vice President, General Counsel and Secretary

1.	The process going forward.

2.	Legal dos and don’ts.